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                                                                       EXHIBIT 5

                                                    June 2, 2000
Reliance Group Holdings, Inc.
Park Avenue Plaza
55 East 52nd Street
New York, New York  10055

          Re: Reliance Group Holdings, Inc., 2000 Restricted Stock Plan Registration Statement on Form S-8
               ---------------------------------------------------------

Ladies and Gentlemen:

                  I am the General Counsel of Reliance Group Holdings, Inc., a Delaware corporation (the "Company"), and, acting in such capacity, am familiar with the Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 15,000,000 shares of Common Stock, par value $.10 per share, of the Company (the "Common Stock") to be issued and sold under the Reliance Group Holdings, Inc., 2000 Restricted Stock Plan (the "Plan").

                  I, or lawyers on my staff acting under my supervision, have examined and relied upon such original, reproduced or certified copies of such records of the Company and such certificates of public officials and officers of the Company and such other documents as I or they have deemed necessary or appropriate as a basis for the opinions hereinafter set forth. In such examination, the genuiness of all signatures, the authenticity of all documents submitted as originals and the conformity to authentic originals of all documents submitted as certified or photostatic copies have been assumed.

                  Based on the foregoing, I am of the opinion that:

                  1. The Company has been duly incorporated and is validly existing under the laws of the State of Delaware.

                  2. The aforesaid 15,000,000 shares of Common Stock have been duly authorized and, when issued pursuant and according to the terms of the Plan, will be validly issued, fully paid and nonassessable.

                  I consent to the use of this opinion in the Registration Statement and to the use of my name and the statements with respect to me under the heading "Interests of Named Experts and Counsel" in the Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                                     Sincerely yours,



                                                     /s/ Paul W. Zeller
                                                     ---------------------------
                                                     Paul W. Zeller